UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 7, 2019

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on August 7, 2019 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.
To elect seven directors for the coming year.

2.
To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.
 To hold a non-binding advisory vote to approve the Company’s executive compensation.

4.
 To hold a non-binding advisory vote on the frequency of future advisory votes to approve the Company’s executive compensation.

5.
To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 14, 2019 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this proxy statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by June 28, 2019. The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 are available electronically to the Company’s stockholders of record as of the close of business on June 14, 2019 at www.proxyvote.com.

Floyd R. Tupper
Secretary

Kingston, New York
June 28, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 14, 2019 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 7, 2019 at 9:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 28, 2019.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i) FOR the nominees named in the proxy to our Board of Directors.

(ii) FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

(iii) FOR the approval of the compensation of our named executive officers.

(iv) FOR a frequency of EVERY ONE YEAR regarding how frequently we should seek an advisory vote to approve our executive compensation.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters.  This is commonly referred to as a “broker non-vote.”  The election of directors, the advisory vote on the approval of executive compensation and the advisory vote on the frequency of votes to approve executive compensation are considered a “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you.  The ratification of the selection of our independent registered public accounting firm is a routine matter.  Please instruct your bank or broker so your vote can be counted.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board of Directors.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on June 14, 2019 was 10,773,849.  Our common stock is the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the shares of common stock outstanding and entitled to vote as of the close of business on June 14, 2019, 5,386,925 of shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (seven) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes).  Only stockholders of record as of the close of business on June 14, 2019 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being seven nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposals 2, 3, and 4 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 2, 3, and 4.  Since Proposals 2, 3, and 4 require the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the positions and offices presently held by each of our current and former executive officers and their ages:

Name	Age	Positions and Offices Held

Barry B. Goldstein	66	Former Chief Executive Officer, Executive Chairman of the Board and Director
Dale A. Thatcher	57	Chief Executive Officer, President and Director
Victor J. Brodsky	61	Chief Financial Officer and Treasurer
Benjamin Walden	51	Executive Vice President and Chief Actuary, Kingstone Insurance Company

Barry B. Goldstein

On October 16, 2018, the Company announced that Mr. Goldstein would step down as Chief Executive Officer, effective January 1, 2019. Additionally, the Company announced that Mr. Goldstein, current Chairman of the Board of Directors of the Company, had been named Executive Chairman. Mr. Goldstein served as our President, Chief Executive Officer, Chairman of the Board, and a director since March 2001. He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee. Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012. He was Treasurer of KICO from March 2010 through September 2010. Effective July 1, 2009, we acquired a 100% equity interest in KICO. From 1997 to 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in 2003. Mr. Goldstein is a Certified Public Accountant (inactive). Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo. We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his executive-level service with KICO since 2006, give him the qualifications and skills to serve as one of our directors.

Dale A. Thatcher

On October 16, 2018, the Company announced that Mr. Thatcher would succeed Mr. Goldstein as Chief Executive Officer, effective January 1, 2019. Mr. Thatcher was elected our Chief Operating Officer and KICO’s President in March 2018. Mr. Thatcher is the founder of Atherstone Partners, a consulting practice in insurance and investments. Prior to starting Atherstone in September 2016, Mr. Thatcher was Executive Vice President and Chief Financial Officer for Selective Insurance Group, Inc. where he worked from April 2000 to September 2016 and previously Chief Accounting Officer for the Ohio Casualty Group. He is a certified public accountant (inactive), a chartered property and casualty underwriter and a chartered life underwriter. Mr. Thatcher has served as one of our directors since August 2017. He is an alumnus of the University of Cincinnati and Harvard University. We believe that Mr. Thatcher’s executive-level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Victor J. Brodsky

Mr. Brodsky has served as our Chief Financial Officer since August 2009 and as our Treasurer since August 2013. He served as our Chief Accounting Officer from August 2007 through July 2009, as our Principal Financial Officer for Securities and Exchange Commission (“SEC”) reporting purposes from November 2007 through July 2009 and as our Secretary from December 2008 to August 2013. In addition, Mr. Brodsky has served as a director of KICO since February 2008, as Chief Financial Officer of KICO since September 2010 and as Executive Vice President of KICO since February 2017. He also served as Senior Vice President of KICO from January 2012 to February 2017 and as Treasurer of KICO from September 2010 through December 2011. Mr. Brodsky served from May 2008 through March 15, 2010 as Vice President of Financial Reporting and Principal Financial Officer for SEC reporting purposes of Vertical Branding Inc. Mr. Brodsky served as Chief Financial Officer of Vertical Branding from March 1998 through May 2008 and as a director of Vertical Branding from May 2002 through November 2005. He served as its Secretary from November 2005 through May 2008 and from April 2009 to March 15, 2010. A receiver was appointed for the business of Vertical Branding in February 2010. Prior to joining Vertical Branding, Mr. Brodsky spent 16 years at the CPA firm of Michael & Adest in New York. Mr. Brodsky earned a Bachelor of Business Administration degree from Hofstra University, with a major in accounting, and is a licensed CPA in New York.

Benjamin Walden

Mr. Walden has served as Executive Vice President of KICO since February 2017 and as Chief Actuary of KICO since December 2013. From January 2015 to February 2017, he served as Senior Vice President of KICO and from December 2013 to January 2015, he served as Vice President of KICO. From February 2010 to November 2013, Mr. Walden served as Chief Actuary for Interboro Insurance Company, a personal lines carrier. From July 2008 to February 2010, Mr. Walden was President of Assigned Risk Consulting, Inc., an independent actuarial consulting firm. From October 2001 to April 2009, he served as Vice President and Chief Actuary of AutoOne Insurance, an assigned risk automobile servicing carrier. Mr. Walden was also an actuarial consultant at Milliman, Inc., an independent provider of actuarial and consulting services, from January 1998 to October 2001. Mr. Walden has been a Fellow of the Casualty Actuarial Society since 1999 and holds a Bachelor of Science Degree in Mathematics from Villanova University.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2018 and 2017 for certain executive officers, including our Chief Executive Officer through the end of 2018:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Barry B. Goldstein	2018	$630,000	$-	$-	$-	$21,887(3)	$43,784(4)	$695,671
Chief Executive Officer	2017	$630,000	$-	$-	$-	$1,670,111(2)	$24,152	$2,324,263

Dale A. Thatcher Chief Operating Officer	2018	$398,630	$-	$750,000	$-	$59,795(3)	$79,157(4)	$1,287,582
Victor J. Brodsky	2018	$350,000	$-	$140,009	$-	$17,573(3)	$27,759(4)	$535,341
Chief Financial Officer	2017	$320,000	$30,000	$149,500	$-	$49,832(3)	$24,500	$573,832

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which accompanies this proxy statement.

(2)
Represents bonus compensation of $660,446 accrued pursuant to Mr. Goldstein’s employment agreement for 2017 and paid in 2018, $945,000 of long-term bonus compensation accrued pursuant to Mr. Goldstein’s employment agreement and payable in 2020 if incentive goals are maintained through December 31, 2019 and $64,655 accrued pursuant to the KICO employee profit sharing plan and paid in 2018. As of the date of the Annual Report, the above referenced long-term bonus compensation accrued and payable in 2020, if incentive goals are maintained through December 31, 2019 has been reduced by $247,311.

(3)
Represents amounts earned pursuant to the KICO employee profit sharing plan for 2018 and 2017.

(4)
For 2018, all other compensation consists of the following items for each named executive officer above.

●
For Mr. Goldstein, the amount in the table above includes employer matching contributions under our deferred compensation plan of $15,018, employer matching contributions under our defined compensation plan of $10,266, a car allowance of $12,000 and KICO director fees.
●
For Mr. Thatcher, the amount in the table above includes compensation paid to him for his service as a non-employee director during 2018 comprised of a cash retainer of $11,458 and restricted shares of our common stock with a grant date fair value of $41,300, matching contributions under our defined compensation plan of $10,615, a car allowance of $9,567 and KICO director fees.
●
For Mr. Brodsky, the amount in the table above includes employer matching contributions under our defined contribution plan of $10,847, a car allowance of $7,200 and KICO director fees.

Employment Contracts

Barry Goldstein

(1)
Agreement in effect for the years ended December 31, 2017 and 2018.

            Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated January 20, 2017 (the “Goldstein Employment Agreement”), that expired on December 31, 2019. Pursuant to the 2017 Goldstein Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $630,000 (an increase from $575,000 per annum in effect through December 31, 2016) and an annual bonus equal to 6% of the Company's consolidated income from operations before taxes, exclusive of the Company's consolidated net investment income (loss) and net realized gains (losses) on investments (consistent with the bonus payable to Mr. Goldstein through December 31, 2016). In addition, pursuant to the 2017 Goldstein Employment Agreement, Mr. Goldstein is entitled to a long-term compensation payment ("LTC") of between $945,000 and $2,835,000 in the event the Company's adjusted book value per share (as defined in the 2017 Goldstein Employment Agreement) has increased by at least an average of 8% per annum as of December 31, 2019 as compared to December 31, 2016 (with the maximum LTC payment being due if the average per annum increase is at least 14%). Accrued LTC compensation expense (credit) of $(247,311) and $945,000 for the years ended December 31, 2018 and 2017 is included in other operating expenses on the accompanying consolidated statements of income and comprehensive (loss) income.

Further, pursuant to the 2017 Goldstein Employment Agreement, in the event that Mr. Goldstein's employment is terminated by the Company without cause or he resigns for good reason (each as defined in the 2017 Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary, the 6% bonus and the LTC payment for the remainder of the term. Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary and the target LTC payment of $1,890,000 in the event of the termination of his employment following a change of control of the Company.

(2)
Agreement in effect as of January 1, 2019

On October 16, 2018, the Company entered into an amended and restated employment agreement with Barry Goldstein, its President, Chairman of the Board and Chief Executive Officer, effective as of January 1, 2019 and expiring on December 31, 2021 (the “Amended Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Goldstein will step down as Chief Executive Officer on January 1, 2019 and has currently been named Executive Chairman of the Board.

Mr. Goldstein will be entitled to receive an annual base salary of $636,500 for the calendar year 2019 and $500,000 for each of the calendar years 2020 and 2021. In addition, Mr. Goldstein is eligible to receive an annual performance bonus equal to 3% of the Company’s consolidated income from operations before taxes, exclusive of the Company’s consolidated net investment income (loss) and net realized gains (losses) on investments. In addition, pursuant to the Amended Employment Agreement, Mr. Goldstein will continue to be entitled to a long-term compensation award (“LTC”) (which is a continuation of the previous terms under the 2017 Goldstein Employment Agreement) of between $945,000 and $2,835,000 based on a specified minimum increase in the Company’s adjusted book value per share (as defined in the Amended Employment Agreement) as of December 31, 2019 as compared to December 31, 2016 (with the maximum LTC payment being due if the average per annum increase is at least 14%). Further, pursuant to the Amended Employment Agreement, in the event that Mr. Goldstein’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the Amended Employment Agreement), Mr. Goldstein would be entitled to receive separation payments equal to his then applicable base salary, the 3% bonus and the LTC payment for the remainder of the term. Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to three times his then annual salary and the target LTC payment in the event of the termination of his employment within eighteen months following a change of control of the Company. Pursuant to the Amended Employment Agreement, Mr. Goldstein will be entitled to receive a grant, under the terms of the 2014 Plan, during the first 30 days of January 2020, with respect to a number of shares of restricted stock determined by dividing $436,500 by the fair market value of the Company stock on the date of grant. The January 2020 grant will become vested with respect to fifty percent (50%) of the award on each of December 31, 2020 and December 31, 2021 based on continued provision of services on each vesting date. Also pursuant to the Amended Employment Agreement, Mr. Goldstein will be entitled to receive a grant, under the 2014 Plan, during the first 30 days of 2021, with respect to a number of shares of restricted stock determined by dividing $236,500 by the fair market value of the Company stock on the date of grant. The January 2021 grant will become vested as of December 31, 2021 based on continued provision of services on the vesting date.

Dale A. Thatcher

(1)
Agreement in effect for the year ended December 31, 2018

On March 14, 2018, the Company and Dale A. Thatcher, a director of the Company, entered into the 2018 Thatcher Employment Agreement pursuant to which Mr. Thatcher would serve as the Company’s Chief Operating Officer. The 2018 Thatcher Employment Agreement became effective as of March 15, 2018 and expired on December 31, 2018. Pursuant the 2018 Thatcher Employment Agreement, Mr. Thatcher was entitled to receive a base salary of $500,000 per annum and a minimum bonus equal to 15% of his base salary. Concurrently with the execution of the 2018 Thatcher Employment Agreement, the Company granted to Mr. Thatcher 35,715 shares of restricted common stock under the 2014 Equity Plan. Subject to the terms of the Stock Grant Agreement, such shares will vest in three equal installments on each of the three annual anniversaries following the grant date.

(2)
Agreement in effect as of January 1, 2019

On October 16, 2018, the Company and Mr. Thatcher entered into an Employment Agreement effective as of January 1, 2019 and expiring on December 31, 2021 (the “2019 Thatcher Employment Agreement”). Pursuant to the 2019 Thatcher Employment Agreement, Mr. Thatcher will succeed Mr. Goldstein as Chief Executive Officer. Mr. Thatcher will continue to serve as a director and will remain President of KICO.

Mr. Thatcher will be entitled to receive an annual base salary of $500,000 for 2019, $630,000 for 2020 and no increase in 2021. In addition, Mr. Thatcher is eligible to receive an annual performance bonus equal to 3% of the Company’s consolidated income from operations before taxes, exclusive of the Company’s consolidated net investment income (loss) and net realized gains (losses) on investments. Pursuant to the 2019 Thatcher Employment Agreement, in the event that Mr. Thatcher’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the 2019 Thatcher Employment Agreement), Mr. Thatcher would be entitled to receive separation payments equal to his then applicable base salary and the 3% bonus for the remainder of the term. Pursuant to the 2019 Thatcher Employment Agreement, Mr. Thatcher will be entitled to receive a grant, under the terms of the 2014 Equity Plan, with respect to a number of shares of restricted stock in each of 2019, 2020 and 2021 determined by dividing $750,000, $1,250,000 and $1,500,000, respectively, by the fair market value of the Company stock on the date of grant. Each grant vests ratably over a three-year period from the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by the above named executive officers as of December 31, 2018:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Euity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Dale A. Thatcher	-	-		530(1)	$9,376	-	$-
				2,000(2)	$35,380	-	$-
				35,715(3)	$631,798	-	$-
Victor J. Brodsky	-	-		3,889(4)	$68,794	-	$-
				6,983(5)	$123,529

(1)
Such shares vest to the extent of 265 shares on each of August 9, 2019 and 2020.
(2)
Such shares vest to the extent of 667 shares on each of January 16, 2019 and 2020, and 666 shares on January 16, 2021.
(3)
Such shares vest to the extent of 11,905 shares on each of March 14, 2019, 2020 and 2021.
(4)
Such shares vest in 14 as nearly equal as possible monthly installments through February 23, 2020.
(5)
Such shares vest to the extent of 2,328 shares on each of February 22, 2019 and 2020, and 2,327 shares on February 22, 2021.

Termination of Employment and Change-in-Control Arrangements

Barry Goldstein

Pursuant to the Goldstein Employment Agreement, in the event that Mr. Goldstein's employment is terminated by us without cause or he resigns for good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary, the 6% bonus and the LTC payment for the remainder of the term.  In addition, in such event, Mr. Goldstein’s vested options would remain exercisable until the first anniversary of the termination date.

Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary and the target LTC payment of $1,890,000 in the event of the termination of his employment within eighteen months following a change of control of the Company.  Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.

Dale A. Thatcher

Pursuant to the 2019 Thatcher Employment Agreement, in the event that Mr. Thatcher’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the 2019 Thatcher Employment Agreement), Mr. Thatcher would be entitled to receive separation payments equal to his then applicable base salary and the 3% bonus for the remainder of the term.

In the event of the termination of Mr. Thatcher's employment within eighteen months following a change of control of the Company, Mr. Thatcher would be entitled, under certain circumstances, to (i) a payment equal to one and one-half times the sum of his then annual salary and annual performance bonus and (ii) payment of health insurance premiums for the remainder of the term. In the event of Mr. Thatcher's retirement from the Company, all stock grants previously granted to Mr. Thatcher will continue to vest in accordance with the original schedule as of Mr. Thatcher was still employed by the Company.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2018:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards	Total

Jay M. Haft	$61,000	$41,300	$-	$102,300
Floyd R. Tupper	$72,500	$41,300	$-	$113,800
William L. Yankus	$67,500	$41,300	$-	$108,800
Carla A. D’Andre	$61,000	$41,300	$-	$102,300
Timothy P. McFadden(1)	$18,437	$12,362	$-	$30,799

(1)
Mr. McFadden was appointed a director in August 2018.

(2)
Amounts reflect the aggregate grant date fair value of grants made in the fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in this Annual Report. The aggregate number of unvested restricted stock awards outstanding as of fiscal year end for each non-employee director is as follows:

Name	Unvested Restricted Stock Awards (#)

Jay M. Haft	1,999
Floyd R. Tupper	3,999
William L. Yankus	3,833
Carla A. D’Andre	2,833
Timothy P. McFadden	795

Our non-employee directors are currently entitled to receive annual compensation for their services as directors as follows:

●
Effective January 1, 2019, $60,000
●
Effective January 1, 2019, an additional $25,000 for service as audit committee chair, an additional $20,000 for service as compensation committee chair, and an additional $15,000 for services as chair for other committees
●
Effective January 1, 2019, $40,000 of our common stock determined by the closing stock price on the first business day of the year, which vest on December 31 of the same year.

During 2018, our non-employee directors were entitled to receive annual compensation for their services as directors as follows:

●
$50,000 (including $6,000 for services as a director of KICO)
●
An additional $11,000 for services as committee chair (and $1,500 for services as KICO committee chair)
●
2,000 shares of our common stock which vest in one-third increments over a three year period (the initial grant of shares having been made in January 2016)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of June 14, 2019 regarding the beneficial ownership of our shares of common stock by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each present director and nominee, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	658,194(1)	6.1%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	92,424	*

Floyd R. Tupper 220 East 57th Street New York, New York	61,097(2)	*

Dale A. Thatcher 212 Third Street Milford, Pennsylvania	59,165(3)	*

Victor J. Brodsky 15 Joys Lane Kingston, New York	30,338(4)	*

Benjamin Walden 15 Joys Lane Kingston, New York	28,799(5)	*

Carla A. D’Andre 3561 Avocado Avenue Miami, Florida	12,901	*

William L. Yankus 10 Pheasant Hill Road Farmington, Connecticut	9,501	*
Timothy P. McFadden 310 8th Avenue N. Saint Petersburg, Florida	3,265(3)	*

RenaissanceRe Ventures Ltd. Renaissance Other Investments Holding II Ltd. RenaissanceRe Holdings Ltd. Renaissance House 12 Crow Lane Pembrooke HM19 Bermuda	595,238(6)	5.5%

All executive officers and directors as a group (9 persons)	955,684(1) (2) (3) (4) (5)	8.9%

*  Less than 1%.

(1)
The information regarding Mr. Goldstein is based solely on publicly available information filed with the Securities and Exchange Commission (the “SEC”). Includes 73,168 shares of common stock owned by Mr. Goldstein's wife. Mr. Goldstein has sole voting and dispositive power over 585,026 shares of common stock and shared voting and dispositive power over 73,168 shares of common stock.

(2)
Includes 32,270 shares owned by Mr. Tupper’s wife. Mr. Tupper has sole voting and dispositive power over 28,827 shares of common stock and shared voting and dispositive power over 32,270 shares of common stock.

(3)	Includes 265 shares issuable upon the vesting of restricted stock within 60 days.

(4)	Includes 556 shares issuable upon the vesting of restricted stock within 60 days.

(5)	Includes 7,000 shares issuable upon the exercise of options that are exercisable currently and 334 shares issuable upon the vesting of restricted stock within 60 days.

(6)
The information regarding RenaissanceRe Ventures Ltd. (“RenaissanceRe Ventures”), Renaissance Other Investments Holding II Ltd. (“ROIHL II”) and RenaissanceRe Holdings Ltd. (“RenaissanceRe Holdings”) is based solely on a Schedule 13G/A filed by such reporting persons with the SEC on February 14, 2019 (the “Renaissance 13G/A”). According to the Renaissance 13G/A, RenaissanceRe Ventures, ROIHL II and RenaissanceRe Holdings each have shared voting and dispositive power over the 595,238 shares of common stock.

PROPOSAL 1:  ELECTION OF DIRECTORS

Seven directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (seven) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

Seven of the nominees are currently members of our Board of Directors. The following table sets forth each nominee’s age as of June 14, 2019, the positions and offices presently held by him or her with us, and the year in which he or she became a director.  The Board of Directors recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	66	Executive Chairman of the Board and Director	2001
Dale A. Thatcher	57	President, Chief Executive Officer, and Director	2017
Jay M. Haft	84	Director	1989
Floyd R. Tupper	65	Secretary and Director	2014
William L. Yankus	60	Director	2016
Carla A. D’Andre	63	Director	2017
Timothy P. McFadden	56	Director	2018

Barry B. Goldstein

On October 16, 2018, the Company announced that Mr. Goldstein would step down as Chief Executive Officer, effective January 1, 2019. Additionally, the Company announced that Mr. Goldstein, current Chairman of the Board of Directors of the Company, had been named Executive Chairman. Mr. Goldstein served as our President, Chief Executive Officer, Chairman of the Board, and a director since March 2001. He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee. Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012. He was Treasurer of KICO from March 2010 through September 2010. Effective July 1, 2009, we acquired a 100% equity interest in KICO. From 1997 to 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in 2003. Mr. Goldstein is a Certified Public Accountant (inactive). Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo. We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his executive-level service with KICO since 2006, give him the qualifications and skills to serve as one of our directors.

Dale A. Thatcher

On October 16, 2018, the Company announced that Mr. Thatcher would succeed Mr. Goldstein as Chief Executive Officer, effective January 1, 2019. Mr. Thatcher was elected our Chief Operating Officer and KICO’s President in March 2018. Mr. Thatcher is the founder of Atherstone Partners, a consulting practice in insurance and investments. Prior to starting Atherstone in September 2016, Mr. Thatcher was Executive Vice President and Chief Financial Officer for Selective Insurance Group, Inc. where he worked from April 2000 to September 2016 and previously Chief Accounting Officer for the Ohio Casualty Group. He is a certified public accountant (inactive), a chartered property and casualty underwriter and a chartered life underwriter. Mr. Thatcher has served as one of our directors since August 2017. He is an alumnus of the University of Cincinnati and Harvard University. We believe that Mr. Thatcher’s executive-level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft served for more than 15 years as a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries. Mr. Haft is a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies. Mr. Haft is also a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies. Mr. Haft has extensive experience in the Russian market, in which he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets. He has been a founder, consultant and/or director of numerous public and private corporations, and served as Chairman of the Board of Dusa Pharmaceuticals, Inc. Mr. Haft serves on the Board of The Link of Times Foundation and The Mariinski Foundation and is an advisor to Montezemolo & Partners. He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years. Mr. Haft served as counsel to Reed Smith, an international law firm. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida. He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School. Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001. From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989 (serving as Chairman of our Nominating and Corporate Governance Committee since 2010). Mr. Haft received B.A. and LL.B. degrees from Yale University. We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since 2009, give him the qualifications and skills to serve as one of our directors.

Floyd R. Tupper

Mr. Tupper is a certified public accountant in New York City. For over 30 years, Mr. Tupper has counseled high-net worth individuals by creating tax planning strategies to achieve their goals as well as those of their families. He has also helped small businesses by developing business strategies to meet their current and future needs. He began his career in public accounting with Ernst & Young LLP prior to becoming self-employed. Mr. Tupper holds an M.B.A. in Taxation from the New York University Stern School of Business and a B.S. from New York University. Mr. Tupper has served as a director of KICO, and Chairman of its Audit Committee, since 2006. He also serves as a member of its Investment Committee. From 1990 until 2010, Mr. Tupper served as a Trustee of The Acorn School in New York City. He was also a member of the school’s Executive Committee and served as its Treasurer from 1990 to 2010. Mr. Tupper is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.  He has served as one of our directors and Chairman of our Audit Committee since June 2014 and as our Secretary since June 2015. We believe that Mr. Tupper’s accounting experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Audit Committee), give him the qualifications and skills to serve as one of our directors.

William L. Yankus

Mr. Yankus brings to the Board over 30 years’ experience in the insurance industry.  Since September 2015, Mr. Yankus has provided insurance-related consulting services through Pheasant Hill Advisors, LLC.  From 2011 to 2015, he was Managing Director – Investment Banking at Stern Agee where he focused on small and mid-sized insurers.  Mr. Yankus served as Managing Director-Insurance Research at Fox-Pitt, Kelton from 1993 to 2009 and then as Head of Insurance Research at its successor, Macquerie, from 2009 to 2010.  Mr. Yankus served as Vice President, Insurance Research at Conning & Company from 1985 to 1993.  He completed the CFA program in 1989 and passed the CT uniform CPA exam in 1984.  Mr. Yankus has served as one of our directors since March 2016 and Chairman of our Compensation Committee since April 2017.  He received his B.A. degree in Economics and Accounting from The College of the Holy Cross. We believe that Mr. Yankus’ executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Carla A. D’Andre

Ms. D’Andre has more than 40 years of experience in the insurance industry. Since 2009, Ms. D’Andre has been Chairman, CEO and President of D’Andre Insurance Group, Inc., which she co-founded. D’Andre Insurance Group, Inc. is the parent of two independent insurance agencies. Prior to co-founding D’Andre Insurance Group, Ms. D’Andre held executive-level roles at several companies in the insurance industry, including Executive Vice President, Head – Global Corporate Practice and Member – Partner’s Council at Willis Group Holdings plc, a multinational risk advisor, insurance brokerage and reinsurance brokerage company; Managing Director and Strategic Account Manager at AON Risk Services, a global provider of risk management solutions; Chief Operating Officer at XL Capital’s insurance and technology start-up firm, Inquis Logic Inc.; Member of Senior Management and Managing Director of Swiss Re New Markets and Director of Alternative Markets at Swiss ReAmerica, affiliates of Swiss Reinsurance Company Ltd, a global reinsurance company; Senior Vice President of Sedgwick North America, an insurance brokerage firm; and Vice President of Johnson & Higgins, an insurance brokerage firm. Ms. D’Andre serves in senior capacities in several insurance industry groups. In January 2019 she was elected by her peers to a three-year term as a member of The Institutes’ CPCU Society Leadership Council. She also serves as a member of the Executive Advisory Council of St. John’s University School of Risk Management, Insurance and Actuarial Science. She has served as one of our directors since May 2017 and currently serves as Co-Chair of our Finance Committee. Ms. D’Andre has an M.B.A. from Pace University’s Lubin School of Business and a B.B.A. from St. John’s University’s School of Risk Management, Insurance and Actuarial Science. We believe that Ms. D’Andre’s extensive experience in multiple capacities in the insurance industry gives her the qualifications and skills to serve as one of our directors.

Timothy P. McFadden

Mr. McFadden has more than 27 years of experience in the insurance industry. Since 2012, Mr. McFadden has served as CEO and President of State Farm Indemnity Auto Insurance Company and Senior Vice President of State Farm Insurance, Eastern Market Area. Since 2015, he has also served as CEO and President of State Farm Florida Fire Company. Mr. McFadden served as Senior Vice President of State Farm Insurance Companies, Southern Zone from 2008 to 2011 and Senior Vice President of State Farm Insurance Companies, Southern & Mid Atlantic Zones from 2011 to 2013. He is a member of the Board of State Farm Indemnity Auto Insurance Company, Local Initiatives Support Corporation, American College Ethics Board, State Farm Florida Fire Company, Top Layer Reinsurance and Florida Council of 100. Mr. McFadden received his B.S. degree from the United States Military Academy at West Point and his J.D. from Stetson College of Law. He also completed the General Management Program at Harvard Business School and received his Chartered Life Underwriter Designation from The American College of Financial Services. We believe that Mr. McFadden's executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors. See related party transactions below.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

●
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, and our internal financial and accounting controls,

●
oversee the appointment, compensation and retention of, and the work performed by, any independent public accountants engaged by us,

●
recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations, and

●
recommend, establish and monitor procedures designed to facilitate:

■
the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and

■
the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Tupper, McFadden and Yankus.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, identifying individuals to serve as officers and developing corporate governance guidelines.

The members of the Nominating and Corporate Governance Committee currently are Mr. McFadden, Ms. D’Andre and Mr. Tupper.  Our Board has adopted a written charter for the Nominating and Corporate Governance Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

While the Nominating and Corporate Governance Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating and Corporate Governance Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.   The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  The Nominating and Corporate Governance Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, ‘independence’ (for purposes of compliance with the rules of the SEC and the Nasdaq Marketplace Rules), and willingness, ability and availability for service. After conducting an initial evaluation of a prospective nominee, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate's nomination and election. At this time, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees. The responsibilities and duties of the Compensation Committee include the following:

●
review and approve the compensation of our Chief Executive Officer,

●
make recommendations to our Board regarding the compensation of all other executive officers,

●
review, and make recommendations to our Board regarding, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by our stockholders, which includes the ability to adopt, amend and terminate such plans,

●
administer our incentive compensation plans and equity-based plans, including designating the employees to whom awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan,

●
review, and make recommendations to our Board regarding, employment agreements and severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our Chief Executive Officer and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans,

●
review, and make recommendations to our Board regarding, all employee benefit plans, which includes the ability to adopt, administer, amend and terminate such plans, and

●
review director compensation for service on our Board and Board committees and recommend any changes to our Board.

The members of the Compensation Committee currently are Messrs. Yankus, Haft and Tupper and Ms. D’Andre.  Our Board has adopted a written charter for the Compensation Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Finance Committee

The Finance Committee of the Board of Directors is responsible for financial oversight of the company including budgeting, financial planning, financial reporting, and the creation and monitoring of internal controls and accountability policies. The members of the Finance Committee currently are Ms. D’Andre, and Messrs. Haft, Yankus and McFadden.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight.  Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives. On March 19, 2019, the Company Chief Information Security Officer presented the Company’s Cybersecurity Program to the Board and the Board approved same.

From 2001 to January 1, 2019, Barry B. Goldstein served as our Chief Executive Officer and Chairman of the Board.  Effective January 1, 2019, Mr. Goldstein was named Executive Chairman and Mr. Thatcher succeeded Mr. Goldstein as Chief Executive Officer. At this time, our Board of Directors believes that Mr. Goldstein’s role as Executive Chairman of our Board and Mr. Thatcher’s role as Chief Executive Officer enables us to benefit from their significant institutional and industry knowledge and experience, while at the same time promoting leadership and direction for our Board and executive management.  Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2018 and for the years ended December 31, 2018 and 2017, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management.  The Audit Committee also discussed with Marcum LLP, (“Marcum”) the Company’s outside auditors, the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect.

The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Floyd R. Tupper
Timothy McFadden
William L. Yankus

Meetings

Our Board of Directors held four meetings during the fiscal year ended December 31, 2018.

The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2018.

The Nominating and Corporate Governance Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2018.

The Compensation Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 2018.

The Finance Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2018.

During 2018, all of our then directors attended all of the meetings of the Board and all of the meetings of the committees on which they served with the exception of Mr. Haft who missed one Board meeting.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders.  However, all directors are encouraged to attend.  Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Tupper is an “audit committee financial expert,” as defined in applicable Nasdaq listing standards and federal securities rules and regulations, and that Mr. Tupper is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence of audit committee members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees. We are required to disclose each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2018. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2018, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Walden filed one Form 4 late reporting one transaction.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Dale A. Thatcher, Jay M. Haft, Floyd R. Tupper, William L. Yankus, Timothy P. McFadden and Carla A. D’Andre.  Our Board of Directors has determined that each of Messrs. Haft, Tupper, McFadden and Yankus and Ms. D’Andre is currently an “independent director” under applicable Nasdaq listing standards and federal securities rules and regulations.

Audit Committee

 The members of our Board’s Audit Committee currently are Messrs. Tupper, McFadden and Yankus, each of whom is an “independent director” under applicable Nasdaq listing standards and federal securities rules and regulations.

Nominating and Corporate Governance Committee

The members of our Board’s Nominating and Corporate Governance Committee currently are Mr. McFadden, Mr. Tupper and Ms. D’Andre, each of whom is an “independent director” under applicable Nasdaq listing standards and federal securities rules and regulations.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Yankus, Haft and Tupper and Ms. D’Andre, each of whom is an “independent director” under applicable Nasdaq listing standards and federal securities rules and regulations.

Finance Committee

The members of the Finance Committee currently are Ms. D’Andre, and Messrs. Haft, Yankus and McFadden, each of whom is an “independent director” under applicable Nasdaq listing standards and federal securities rules and regulations.

Related Party Transactions

Given the low frequency of related party transactions the Company has not formally adopted procedures for review of, or standards for approval of such transactions however, the Board of Directors reviews related party transactions on a case-by-case basis. The daughter of Barry Goldstein, Amanda Goldstein, is employed as Investor Relations Director by the Company and serves as vice president of a subsidiary of the Company. For the fiscal year ending December 31, 2018, she earned $142,629 in compensation.

Recommendation

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the year ending December 31, 2019.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Audit Committee may reconsider whether or not to retain Marcum, but may still determine to retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum has served as our independent registered public accountants with respect to each fiscal year since the year ended December 31, 2013.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum for professional services rendered for the fiscal years ended December 31, 2018 and 2017, respectively:

Fee Category	Fiscal 2018 Fees	Fiscal 2017 Fees
Audit Fees(1)	$309,684	$392,214
Tax Fees(2)	$-	$-
Audit-Related Fees(3)	$-	$-
All Other Fees(4)	$-	$-
	$309,684	$392,214

1. Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with the filing of Forms S-3 and services provided in connection with other statutory or regulatory filings.

2. Marcum did not provide any tax services during the period.
3. Marcum did not provide any assurance or related services that are not reported under “Audit Fees” during the period.
4. Marcum did not provide any “other services” during the period.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Substantially all of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of stockholders who hold a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. Because the stockholder vote is advisory, it is not binding on us or our board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the stockholder votes on this “say-on-pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our common shares present at the meeting, in person or by proxy, is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the compensation of our executive officers as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the rules of the SEC, we are also providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers. After careful consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every year is the most appropriate option for us and, therefore, recommends that stockholders vote for future advisory votes on executive compensation to occur every year. In reaching its recommendation, our Board determined that an advisory vote every year would permit our compensation programs to be evaluated annually and provide the Board with stockholder input.

By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive officer compensation every one, two, or three years. Stockholders may also abstain from voting. The option that receives the most votes cast at the 2019 Annual Meeting of Stockholders will be considered by the Board in determining the preferred frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers.

Because this is an advisory vote and not binding, the Board may decide that it is in the best interest of our stockholders and us to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency approved by our stockholders. However, our Board and the Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation of our named executive officers.

Recommendation

The Board recommends a vote FOR a frequency of EVERY ONE YEAR regarding the frequency of future advisory votes to approve executive compensation.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by February 29, 2020 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) no later than the close of business on April 29, 2020, nor earlier than March 30, 2020.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed by more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

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a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

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the name and address of the stockholder proposing such business;

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the class and number of our shares which are beneficially owned by such stockholder; and

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any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

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the day on which the notice of the date of the meeting was made available to stockholders; or

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the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

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the name, age, business and residential addresses, occupation or employment and shares held by the nominee;

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any other information relating to such nominee required to be disclosed in a proxy statement; and

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the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

HOUSEHOLDING OF PROXY MATERIALS

Certain stockholders who share a mailing address are being delivered only one copy of the Notice, Proxy Statement and Annual Report on Form 10-K. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. If your household has received only one copy, we will deliver promptly a separate copy of the Notice, Proxy Statement and Annual Report on Form 10-K to any stockholder who sends a written request to Kingstone Companies, Inc., Investor Relations, 15 Joys Lane, Kingston, New York 12401 and oral requests may be made by calling us at (516) 960-1319.

You may also notify us if you would like to receive separate copies of the Notice, Proxy Statement and Annual Report on Form 10-K in the future by writing to us at the address above or calling us at the telephone number above. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

Stockholders sharing an address who are receiving multiple copies of this Notice, Proxy Statement and Annual Report on Form 10-K may request delivery of a single copy of such documents by writing to us at the address above or calling us at the telephone number above.

OTHER BUSINESS

While the accompanying Notice provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3 and 4.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2018 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Dale A. Thatcher
Chief Executive Officer

Kingston, New York
June 28, 2019